Exhibit 10.21.10

Public Securities Association 40 Broad Street, New York, NY 1004-2373	Rigistrasse 60, P.O. Box 169, CH-8033 Zurich

GLOBAL MASTER REPURCHASE AGREEMENT

Dated as of December 29, 2005

GROSS PAYING SECURITIES

GLOBAL MASTER REPURCHASE AGREEMENT

This agreement is to be used for repos or reverse repos and buy/sell backs of securities other than equities, U.S. Treasury instruments and Net Paying Securities

BETWEEN:	<“PARTY A”>

CITIGROUP GLOBAL MARKETS INC. AS AGENT FOR
CITIGROUP GLOBAL MARKETS LIMITED

AND	<“PARTY B”>

Taberna Loan Holdings I, LLC

1.	APPLICABILITY

(a)	From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities and financial instruments (“Securities”) (other than equities, U.S. Treasury instruments and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the purchase price by Seller to Buyer.

(b)	Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”)) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing. If this Agreement may be applied to Buy/Sell Back Transactions, this shall be specified in Annex I, and the provisions of Annex III shall apply to such Buy/Sell Back Transactions. If Transactions are to be effected under this Agreement by either party as an agent, this shall be specified in Annex I, and the provisions of Annex IV shall apply to such Agency Transactions.

2.	DEFINITIONS

(a)	“Act of Insolvency” shall occur with respect to any party hereto upon:

(i)	its making a general assignment for the benefit of, or entering into a re-organisation, arrangement, or composition with creditors; or

(ii)	its admitting in writing that it is unable to pay its debts as they become due; or

(iii)	its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(iv)	the presentation or filing of a petition in respect of it (other than by the counterparty to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

(v)	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party or over all or any material part of such party’s property; or

(vi)	the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);

(b)	“Agency Transaction”, the meaning specified in paragraph 1 of Annex IV hereto;

(c)	“Base Currency”, the currency indicated in Annex I hereto;

(d)	“Business Day”:

(i)	in relation to the settlement of any Transaction which is to be settled through Cedel or Euroclear, a day on which Cedel or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)	in relation to the settlement of any Transaction which is to be settled through a settlement system other than Cedel or Euroclear, a day on which that settlement system is open to settle such Transaction;

(iii)	in relation to any delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv)	in relation to any obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of ECU, a day on which ECU clearing operates);

(e)	“Cash Margin”, a cash sum paid to Buyer or Seller in accordance with paragraph 4;

(f)	“Cedel”, Cedel Bank, societe anonyme;

(g)	“Confirmation”, the meaning specified in paragraph 3(b);

(h)	“Contractual Currency”, the meaning specified in paragraph 7(a);

(i)	“Defaulting Party”, the meaning specified in paragraph 10;

(j)	“Default Market Value” with respect to any Securities on any date:

(i)	in the case of Securities to be delivered to the Defaulting Party,

(aa)	if the non-Defaulting Party has between the occurrence of the relevant Event of Default and the Default Valuation Time (as defined below) sold Securities forming part of the same issue and being of an identical type and description to those Securities and in substantially the same amount as those Securities, the net proceeds of sale (after deducting all reasonable costs, fees and expenses incurred in connection therewith) and

(bb)	failing such sale before the Default Valuation Time, the Market Value of such Securities at the Default Valuation Time;

(ii)	in the case of Securities to be delivered by the Defaulting Party,

(aa)	if the non-Defaulting Party has between the occurrence of the relevant Event of Default and the Default Valuation Time purchased Securities forming part of the same issue and being of an identical type and description to those Securities and in substantially the same amount as those Securities, the cost of such purchase (including all reasonable costs, fees and expenses incurred in connection therewith) and

(bb)	failing such purchase before the Default Valuation Time, the amount it would cost to buy such Securities at the Default Valuation Time at the best available offer price therefor (and where different offer prices are available for different delivery dates, such offer price in respect of the earliest available such delivery date) on the most appropriate market, together with all reasonable costs, fees and expenses that would be incurred in connection therewith (calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the Transaction), in each case as determined by the non-Defaulting Party; and for this purpose the “Default Valuation Time” means, with respect to any Securities

(A)	if the relevant Event of Default occurs during normal business hours on a day which is a dealing day in the most appropriate market for Securities of the relevant description (as determined by the non-Defaulting Party), the close of business in that market on the following dealing day;

(B)	in any other case, the close of business on the second dealing day in that market after the day on which the relevant Event of Default occurs;

Where the amount of any Securities sold or purchased as mentioned in (i)(aa) or (ii)(aa) above is not identical to that of the Securities to be valued for the purposes of this definition, the Default Market Value of those Securities shall be ascertained by dividing the net proceeds of sale or cost of purchase by the amount of the Securities sold or purchased so as to obtain a net unit price and multiplying that net unit price by the amount of the Securities to be valued;

(k)	“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10 stating that an event shall be treated as an Event of Default for the purposes of this Agreement;

(l)	“Designated Office”, with respect to a party, a branch or office of that party which is specified as such in Annex I hereto or such other branch or office as may be agreed to by the Parties;

(m)	“Distributions”, the meaning specified in sub-paragraph (s) below;

(n)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;

(o)	“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed the expression shall mean a sum of money equivalent to the proceeds of the redemption;

(p)	Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities;

(q)	“Euroclear”, Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

(r)	“Event of Default”, the meaning specified in paragraph 10 hereof;

(s)	“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon (“Distributions”);

(t)	“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities, or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

(u)	“LIBOR”, in relation to any sum in any currency, the one-month London Inter Bank Offered Rate in respect of that currency as quoted on Page 3750 on the Telerate Service (or such other page as may replace Page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined;

(v)	“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(w)	“Margin Securities”, in relation to a Margin Transfer, Securities reasonably acceptable to the party calling for such Margin Transfer;

(x)	“Margin Transfer”, any, or any combination, of the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;

(y)	“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities at such time on such date obtained from a generally recognised source agreed to by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of Securities that are suspended shall (for the purposes of paragraph 4) be nil unless the parties otherwise agree and (for all other purposes) shall be the price of those Securities as of close of business on the dealing day in the relevant market last preceding the date of suspension) plus the aggregate amount of Income which, as of such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the relevant time;

(z)	“Net Exposure”, the meaning specified in paragraph 4(c);

(aa)	the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time;

(bb)	“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller would or might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(cc)	“New Purchased Securities”, the meaning specified in paragraph 8(a) of this Agreement;

(dd)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction), for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(ee)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;

(ff)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;

(gg)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer;

(hh)	“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 of this Agreement in respect of that Transaction;

(ii)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;

(jj)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;

(kk)	“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Barclays Bank PLC in the London inter bank market for the sale by it of such second currency against a purchase by it of such first currency;

(ll)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;

(mm)	“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and references to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(nn)	“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(e) or 10(f)), the difference between (i) the Repurchase Price at such time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (ii) the Market Value of Equivalent Securities at such time. If (i) is greater than (ii), Buyer has a Transaction Exposure for that Transaction equal to that excess. If (ii) is greater than (i), Seller has a Transaction Exposure for that Transaction equal to that excess; and

(oo)	except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any electronic system agreed between the parties which is capable of reproducing such communications in hard copy form.

3.	INITIATION; CONFIRMATION; TERMINATION

(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.

(b)	Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

The Confirmation shall describe the Purchased Securities (including CUSIP or CINS or other identifying number or numbers, if any), identify Buyer and Seller and set forth-

(i)	the Purchase Date;

(ii)	the Purchase Price;

(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation will state that it is terminable on demand);

(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account[s] to which payments to be made hereunder are to be credited;

(vi)	where Annex III applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;

(vii)	where Annex IV applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and

(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex II hereto or may be in any other form which the parties agree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer.

(d)	Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)	In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

(f)	On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4.	MARGIN MAINTENANCE

(a)	If at any time either party has a Net Exposure in respect of the other party it may by notice to the other party require the other party to make a Margin Transfer to it of an aggregate amount or value at least equal to that Net Exposure.

(b)	A notice under sub-paragraph (a) above may be given orally or in writing.

(c)

For the purposes of this Agreement a party has a Net Exposure in respect of the other party if the aggregate of all the first party’s Transaction Exposures plus any amount payable to the first party under paragraph 5 but unpaid less the amount of any Net Margin provided to the first party exceeds the aggregate of all the other party’s Transaction Exposures plus any amount payable to the other party under paragraph 5 but unpaid less the amount of any Net Margin provided to the other party; and the amount of the Net Exposure is the amount of the excess. For this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

(d)	To the extent that a party calling for a Margin Transfer has previously paid Cash Margin which has not been repaid or delivered Margin Securities in respect of which Equivalent Margin Securities have not been delivered to it, that party shall be entitled to require that such Margin Transfer be satisfied first by the repayment of such Cash Margin or the delivery of Equivalent Margin Securities but, subject to this, the composition of a Margin Transfer shall be at the option of the party making such Margin Transfer.

(e)	Any Cash Margin transferred shall be in the Base Currency or such other currency as the parties may agree.

(f)	A payment of Cash Margin shall give rise to a debt owing from the party receiving such payment to the party making such payment. Such debt shall bear interest at such rate, payable at such times, as may be specified in Annex I in respect of the relevant currency or otherwise agreed between the parties, and shall be repayable subject to the terms of this Agreement.

(g)	Where Seller or Buyer becomes obliged under sub-paragraph (a) above to make a Margin Transfer, it shall transfer Cash Margin or Margin Securities or Equivalent Margin Securities within the minimum period specified in Annex I or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Margin Securities or Equivalent Margin Securities of the relevant kind.

(h)	The parties may agree that, with respect to any Transaction, the provisions of sub-paragraphs (a) to (g) above shall not apply but instead that margin may be provided separately in respect of that Transaction in which case -

(i)	that Transaction shall not be taken into account when calculating whether either party has a Net Exposure;

(ii)	margin shall be provided in respect of that Transaction in such manner as the parties may agree; and

(iii)	margin provided in respect of that Transaction shall not be taken into account for the purposes of sub-paragraphs (a) to (g) above.

(i)	The parties may agree that any Net Exposure which may arise shall be eliminated not by Margin Transfers under the preceding provisions of this paragraph but by the repricing of Transactions under sub-paragraph (j) below, the adjustment of Transactions under sub-paragraph (k) below or a combination of both these methods.

(j)	Where the parties agree that a Transaction is to be repriced under this sub-paragraph, such repricing shall be effected as follows -

(i)	the Repurchase Date under the relevant Transaction (the “Original Transaction”) shall be deemed to occur on the date on which the repricing is to be effected (the “Repricing Date”);

(ii)	the parties shall be deemed to have entered into a new Transaction (the “Repriced Transaction”) on the terms set out in (iii) to (vi) below;

(iii)	the Purchased Securities under the Repriced Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;

(iv)	the Purchase Date under the Repriced Transaction shall be the Repricing Date;

(v)	the Purchase Price under the Repriced Transaction shall be such amount as shall, when multiplied by the Margin Ratio applicable to the Original Transaction, be equal to the Market Value of such Securities on the Repricing Date;

(vi)	the Repurchase Date, the Pricing Rate, the Margin Ratio and, subject as aforesaid, the other terms of the Repriced Transaction shall be identical to those of the Original Transaction;

(vii)

the obligations of the parties with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the Repriced Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. Such net cash sum shall be paid within the period specified in sub-paragraph (g) above.

(k)	The adjustment of a Transaction (the “Original Transaction”) under this sub-paragraph shall be effected by the parties agreeing that on the date on which the adjustment is to be made (the “Adjustment Date”) the Original Transaction shall be terminated and they shall enter into a new Transaction (the “Replacement Transaction”) in accordance with the following provisions-

(i)	the Original Transaction shall be terminated on the Adjustment Date on such terms as the parties shall agree on or before the Adjustment Date;

(ii)	the Purchased Securities under the Replacement Transaction shall be such Securities as the parties shall agree on or before the Adjustment Date (being Securities the aggregate Market Value of which at the Adjustment Date is substantially equal to the Repurchase Price under the Original Transaction at the Adjustment Date multiplied by the Margin Ratio applicable to the Original Transaction);

(iii)	the Purchase Date under the Replacement Transaction shall be the Adjustment Date;

(iv)	the other terms of the Replacement Transaction shall be such as the parties shall agree on or before the Adjustment Date; and

(v)	the obligations of the parties with respect to payment and delivery of Securities on the Adjustment Date under the Original Transaction and the Replacement Transaction shall be settled in accordance with paragraph 6 within the minimum period specified in sub-paragraph (g) above.

5.	INCOME PAYMENTS

Unless otherwise agreed -

(i)	where the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(ii)	where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

6.	PAYMENT AND TRANSFER

(a)	Unless otherwise agreed, all money paid hereunder shall be in immediately available, freely convertible funds of the relevant currency. All Securities to be transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book entry system of Euroclear or Cedel, or (iii) shall be transferred through any other agreed securities clearance system, or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)

Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

(c)	Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.

(d)	Subject to and without prejudice to the provisions of sub-paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall, notwithstanding such waiver, be made on the same day and provided also that no such waiver in respect of one Transaction shall affect or bind it in respect of any other Transaction.

(e)	The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities, any Equivalent Securities, any Margin Securities and any Equivalent Margin Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens, claims, charges and encumbrances.

(f)	Notwithstanding the use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin”, “Net Margin”, “Margin Ratio” and “substitution” which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement shall pass to the transferee upon transfer or payment, the obligation of the party receiving Purchased Securities or Margin Securities being an obligation to transfer Equivalent Securities or Equivalent Margin Securities.

(g)	Time shall be of the essence in this Agreement.

(h)	Subject to paragraph 10, all amounts in the same currency payable by each party to the other under any Transaction or otherwise under this Agreement on the same date shall be combined in a single calculation of a net sum payable by one party to the other and the obligation to pay that sum shall be the only obligation of either party in respect of those amounts.

(i)	Subject to paragraph 10, all Securities of the same issue, denomination, currency and series, transferable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other and the obligation to transfer the net quantity of Securities shall be the only obligation of either party in respect of the Securities so transferable and receivable.

7.	CONTRACTUAL CURRENCY

(a)	All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph l0(c)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(b)	If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)	If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8.	SUBSTITUTION

(a)	A Transaction may at any time between the Purchase Date and the Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub-paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.

(c)	A Transaction which is varied under sub-paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)	Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time of transfer at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned. Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub-paragraph does not give rise to any net payment of cash by either party to the other.

9.	REPRESENTATIONS

Each party represents and warrants to the other that -

(a)	it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;

(d)	it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)	the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, bye-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;

(g)	in connection with this Agreement and each Transaction:

(i)	unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)	it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgement and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks;

(h)	at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien, claim, charge or encumbrance; and

(i)	the paying and collecting arrangements applied in relation to any Securities prior to their transfer from that party to the other under this Agreement will not have resulted in the payment of any Income in respect of such Securities to the party transferring such Securities under deduction or withholding for or on account of UK tax.

On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10.	EVENTS OF DEFAULT

(a)	If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer-

(i)	Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ii)	Seller or Buyer fails to comply with paragraph 4 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iii)	Seller or Buyer fails to comply with paragraph 5 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iv)	an Act of Insolvency occurs with respect to Seller or Buyer and (except in the case of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(v)	any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vi)	Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder and/or in respect of any Transaction and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vii)	Seller or Buyer is suspended or expelled from membership of or participation in any securities exchange or association or other self regulating organisation, or suspended from dealing in securities by any government agency, or any of the assets of either Seller or Buyer or the assets of investors held by, or to the order of, Seller or Buyer are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(viii)	Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-Defaulting Party requiring it to do so, and the non-Defaulting Party serves a Default Notice on the Defaulting Party;

then sub-paragraphs (b) to (d) below shall apply.

(b)	The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, subject to the following provisions, all Cash Margin (including interest accrued) shall be immediately repayable and Equivalent Margin Securities shall be immediately deliverable (and so that, where this sub-paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities and the repayment of any Cash Margin shall be effected only in accordance with the provisions of sub-paragraph (c) below).

(c)

(i)	The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Repurchase Date; and

(ii)	on the basis of the sums so established, an account shall be taken (as at the Repurchase Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be due and payable on the next following Business Day. For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

(d)	The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at LIBOR or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than LIBOR.

(e)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may-

(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(f)	If Buyer fails to deliver Equivalent Securities to Seller on the applicable Repurchase Date Seller may-

(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, by written notice to Buyer declare that that Transaction (but only that Transaction) shall be terminated immediately in accordance with sub-paragraph (c) above (disregarding for this purpose references in that sub-paragraph to transfer of Cash Margin and delivery of Equivalent Margin Securities).

(g)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

(h)	Neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

(i)	Each party shall immediately notify the other if an Event of Default, or an event which, upon the serving of a Default Notice, would be an Event of Default, occurs in relation to it.

11.	TAX EVENT

(a)	This paragraph shall apply if either party notifies the other that-

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

(ii)	a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax)

has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)	If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub-paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)	Where this paragraph applies, the party giving the notice referred to in sub-paragraph (a) may, subject to sub-paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)	If the party receiving the notice referred to in sub-paragraph (a) so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub-paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)	Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)	This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	INTEREST

To the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on such unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to a Transaction) and LIBOR on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

13.	SINGLE AGREEMENT

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	NOTICES AND OTHER COMMUNICATIONS

(a)	Any notice or other communication to be given under this Agreement-

(i)	shall be in the English language and, except where expressly otherwise provided in this Agreement, shall be in writing;

(ii)	may be given in any manner described in sub-paragraph (b) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex V.

(b)	Any such notice or other communication shall be effective-

(i)	if in writing and delivered in person or by courier, at the time when it is delivered;

(ii)	if sent by telex, at the time when the recipient’s answerback is received;

(iii)	if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted;

(v)	if sent by electronic messaging system, at the time that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

15.	ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16.	NON-ASSIGNABILITY; TERMINATION

(a)	Subject to sub-paragraph (b) below, the rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned, charged or otherwise dealt with by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub-paragraph (a) above shall not preclude a party from assigning, charging, or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(c) or (d) above.

(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.

17.	GOVERNING LAW

This Agreement shall be governed by the laws of England. Buyer and Seller hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.

Party A hereby appoints the person identified in Annex VI hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England.

Party B hereby appoints the person identified in Annex VII hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England.

Nothing in this paragraph shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

18.	NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to sub-paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	WAIVER OF IMMUNITY

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	RECORDING

The parties agree that each may electronically record all telephone conversations between them.

CITIGROUP GLOBAL MARKETS INC. AS AGENT FOR CITIGROUP GLOBAL MARKETS LIMITED		Taberna Loan Holdings I, LLC

By:		By:
Name:	Barrie Ringelheim	Name:	Raphael Licht
Title:	Managing Director	Title:	Vice President & Secretary

YOUR COUNTERPARTY IN ANY TRANSACTION ENTERED PURSUANT TO THIS MASTER AGREEMENT IS CITIGROUP GLOBAL MARKETS LIMITED. CITIGROUP GLOBAL MARKETS LIMITED IS NOT REGISTERED AS A BROKER-DEALER UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ANNEX 1, Part 1

Supplemental Terms and Conditions

for

Transactions with CITIGROUP GLOBAL MARKETS INC. AS AGENT FOR

CITIGROUP GLOBAL MARKETS LIMITED

1.	The following elections shall apply:

(a)	Annex I, Part 2, Transactions in gilt-edged securities may be effected under this Agreement.

(b)	Annex IV Agency Transactions will apply under this Agreement.

(c)	Annex 1, Part 4, Additional Terms and Conditions relating to European Economic and Monetary Union will apply under this Agreement.

(d)	Annex III, the provisions relating to Buy/Sell Back Transactions will apply under this Agreement.

(e)	Annex VIII the provisions relating to Italian Bonds will apply under this Agreement.

(f)	Annex IX the provisions thereof relating to Net Paying Securities will apply under this Agreement.

(g)	Paragraph 2 (c). The Base Currency shall be: US Dollars.

(h)	Paragraph 2 (l). Citigroup Global Markets Limited’s Designated Offices shall be: Citigroup Centre, Canada Square, London E14 5LB.

Party B’s Designated Offices shall be:

(i)	paragraph 2 (y). Market Value shall be calculated in accordance with market practice in the principal market for the relevant Securities or as otherwise agreed by the Parties.

(j)	paragraph 4(f). Interest rate on Cash Margin to be agreed between the parties in writing prior to payment of the relevant Cash Margin.

(k)	All other elections shall be made by the Parties prior to a particular Transaction or pursuant to a separate agreement.

2.	The following Supplemental Terms and Conditions shall apply:

(a)	Citigroup Global Markets Inc. (“CGM”) has executed this Agreement as agent for Citigroup Global Markets Limited (“CGML”). The parties agree that Annex IV shall not apply to any Transaction solely by reason of CGM acting as agent for CGML in accordance with this Agreement. If the parties agree that Agency Transactions may be effected under the Agreement, Party B only may act as Agent and paragraph 3 of Annex IV shall be deleted.

(b)	With effect from the date of execution of the Agreement, paragraphs 4 (Margin Maintenance), and 8 (Substitution) and 10 (Events of Default) of the Agreement shall apply to all repurchase transactions and buy/sell back transactions into which the Parties have entered before that date and which are outstanding at that date in substitution for any corresponding provisions in any previous master agreement between the Parties governing such transactions.

(c)	Each of the Parties agrees that they do not intend any Transaction or transfer of Cash Margin to be for a Term of more than 364 days.

(d)	Each party to this agreement (such party, “Party X”) agrees that, upon the insolvency of Party X or any of its affiliates or the default of Party X or any of its affiliates under any transaction with the other party hereto or any of such other party’s affiliates (such other party or any of its affiliates, a “Non-Defaulting Party”), each Non Defaulting Party may, without prior notice to Party X: (a) liquidate any transaction between Party X and any Non-Defaulting Party (which liquidation may include the conversion of amounts denominated in multiple currencies into a single currency if deemed necessary or desirable by the Non Defaulting Party) and (b) reduce any amounts due and owing to Party X under any transaction between Party X and any Non-Defaulting Party by setting off against such amounts any amounts due and owing to a Non-Defaulting Party by Party X; provided, however, that the exercise of the remedies described in clauses (a) and (b) above (or in any other similar provision in any agreement between the parties) shall be deemed to occur immediately subsequent to, but independent of, the exercise of any netting, liquidation, set-off or other similar provision contained in any master agreement between the parties; provided further that each provision and agreement hereof shall be treated as independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

For purposes of the foregoing, the term “affiliate” shall not include any entity that controls or is under common control with Citigroup Global Markets Holdings Inc., but in any event such term shall include Citigroup Global Markets Holdings Inc. and any entity controlled by it, and for purposes of clause (a) above only, shall include Citibank N.A.

Clauses (a), (b) and (c) of this paragraph 2(d) shall be deemed not to include any references to the affiliates of the Non-Defaulting Party and Party X to the extent that their inclusion would prejudice the enforceability of this paragraph 2(d).

(e)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required to so proceed.

(f)	Limitation of Liability. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits.

(g)	Paragraph 8 of the Agreement shall be amended by adding at the end of the paragraph the following paragraphs (e), (f) and (g):

(e)	In the case of any Transaction for which the Repurchase Date is not the Business Day immediately following the Purchase Date and with respect to which Seller does not have any existing right to vary the Transaction, Seller shall have the right (subject to the proviso to this sub-paragraph) by notice to Buyer (such notice to be given at or prior to 12 pm (London time) on that Business Day) to vary that Transaction in accordance with sub-paragraphs (a) and (b) above, provided however that Buyer may elect by close of business on the Business Day notice is received (or by close of business on the next Business Day if notice is received after 12 pm (London time) on that day) not to vary that Transaction. If Buyer elects not to vary the Transaction, Seller shall have the right, by notice to Buyer, to terminate the Transaction on the Business Day specified in that notice, such Business Day (unless the parties otherwise agree) not to be later than two Business Days after the date of the notice.

(f)	If Seller exercises its right to vary the Transaction or to terminate the Transaction under sub-paragraph (e) above, notwithstanding paragraph 10(h), Seller shall be required to pay to Buyer by close of business on the Business Day of such variation or termination an amount equal to:

(i)	Buyer’s actual cost (including all fees, expenses and commissions) of (aa) entering into replacement transactions; (bb) entering into or terminating hedge transactions; and (cc) terminating or varying transactions with third parties in connection with or as a result of such variation or termination; and

(ii)	to the extent that Buyer party does not enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such variation or termination,

in each case as determined and calculated in good faith by Buyer.

(g)	Where one party (the “Requesting Party”) has requested the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities in accordance with paragraph 8(d) but the other party does not agree to the request, if the Requesting Party so elects by written notice specifying the Equivalent Margin Securities to be transferred and the Business Day on which those Equivalent Margin Securities are to be transferred (such Business Day (unless the parties otherwise agree) not to be later than two Business Days after the date of the notice) the other party shall, unless otherwise agreed, transfer those Equivalent Margin Securities to the Requesting Party in exchange for the transfer to the other party of Cash Margin of an amount equal to the Market Value of the Equivalent Margin Securities so transferred.

(h)	Margin Maintenance Notices. For purposes of any notice given by Buyer or Seller pursuant to Paragraph 4, the Margin Notice Deadline on any business day shall be 10:00 a.m. EST on such business day; furthermore, such written notice shall be followed promptly by notice by telephone to the applicable contact person as set forth on Annex II to the Agreement.

Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Securities and that the Purchased Securities are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law

(i)	Counterparties in certain jurisdictions

(a)	Where party B is:

(i)	a company incorporated or registered as external company under the Companies Act, Chapter 308 of the laws of Barbados, paragraph A.1 of Annex X will apply.

(b)	Where Party B is a company incorporated or organized under the laws of Bahrain or a branch established or located in Bahrain of a company incorporated or organized outside Bahrain, paragraph B of Annex X will apply.

(c)	Where Party B is a company incorporated or organized under the laws of Belgium or a branch established or located in Belgium of a company incorporated or organized outside Belgium, paragraph C of Annex X will apply.

(d)	Where Party B is a company incorporated or organized under the laws of Canada or a branch established or located in Ontario or Quebec of companies incorporated or organized outside Canada, paragraph D of Annex X will apply.

(e)	Where Party B is a company incorporated or organized under the laws of Denmark or a branch established or located in Denmark of a company incorporated or organized outside Denmark, paragraph E of Annex X will apply.

(f)	Where Party B is a company or a commercial partnership (Handelsgesellschaft) or a cooperative society (Genossenschaft) incorporated or organized under the laws of the Federal Republic of Germany or a branch established or located in the Federal Republic of Germany of a company incorporated or organized outside the Federal Republic of Germany, paragraph F of Annex X will apply.

(g)	Where Party B (other than banks) is a company incorporated or organized under the laws of Finland or a branch established or located in Finland of a company incorporated or organized outside Finland, paragraph G of Annex X will apply.

(h)	Where Party B is a company established under the laws of Luxembourg or a branch established or located in Luxembourg of a company established outside Luxembourg, paragraph H of Annex X will apply.

(i)	Where Party B is a company incorporated or registered under the laws of New Zealand or a body corporate registered as an “overseas company” under the laws of New Zealand or a corporation incorporated or formed under the laws of another jurisdiction with a branch or branches located in New Zealand but not registered as an “overseas company” under the laws of New Zealand, paragraph I of Annex X will apply.

(j)	Where Party B is a company incorporated or organized under the laws of South Africa or a branch established or located in South Africa of a company incorporated or organized outside South Africa, paragraph J of Annex X will apply.

(k)	Where Party B is a limited liability company incorporated under the laws of Sweden, paragraph K of Annex X will apply.

(l)	Where Party B is a company incorporated and organized under the laws of Switzerland or a branch established or located in Switzerland of a company incorporated or organized outside Switzerland, paragraph L of Annex X will apply.

(i)	In the event of any inconsistency between the provisions of this Annex and the provisions of the Global Master Repurchase Agreement attached hereto, the terms contained in this Annex shall prevail.

CITIGROUP GLOBAL MARKETS INC. AS AGENT FOR CITIGROUP GLOBAL MARKETS LIMITED		TABERNA LOAN HOLDINGS I, LLC

By:		By:
Name:	Barrie Ringelheim	Name:	Raphael Licht
Title:	Managing Director	Title:	Vice President & Secretary

ANNEX I, PART 2

SUPPLEMENTAL TERMS AND CONDITIONS WHERE

REPURCHASE TRANSACTIONS ARE TO BE EFFECTED IN UK

GILT-EDGED SECURITIES

1.	Interpretation

1.1	In this Part of this Annex -

(a)	the “Agreement” means the Agreement substantially in the form of the PSA//ISMA Global Master Repurchase Agreement for Gross Paying Securities of which this Annex forms part;

(b)	“Central Gilts Office Service” or “CGO Service” means the computer-based system for the transfer of gilt-edged securities by exempt transfer (as defined in the Stock Transfer Act 1982) operated by the Central Gilts Office of the Bank of England;

(c)	“CHAPS system” means the same day payment system operated by the CHAPS Clearing Company Limited;

(d)	“gilt-edged securities” means securities which are gilt-edged securities for the purposes of section 51A(7) of the Income and Corporation Taxes Act 1988 or, following that provision ceasing to have effect in accordance with section 37 of the Finance (No 2) Act 1997, section 50(7) of the Income and Corporation Taxes Act 1988.

1.2	Terms to which a defined meaning is given in the Agreement have the same meanings in this Annex.

2.	Scope

2.1	The parties have agreed that the Transactions to which the Agreement applies may include Transactions in respect of gilt-edged securities.

2.2	The terms and conditions set out in this Annex apply to Transactions in respect of gilt-edged securities and, to the extent and in the circumstances provided in paragraph 3.4(c) below, Transactions wholly or partly in respect of such other securities as are referred to in that paragraph.

3.	CGO Service

3.1	The CGO Service shall be an agreed securities clearance system for the purposes of paragraph 6(a)(iii) of the Agreement.

3.2	Where under the rules and procedures of the CGO Service the delivery of any Securities from a securities account in the name of one party or its nominee or agent (“the transferor”) to a securities account in the name of the other party or its nominee or agent (“the transferee”) gives rise to an assured payment obligation by which the settlement bank acting for the transferee is obliged to make a payment to the settlement bank acting for the transferor, the creation of that assured payment obligation shall for the purposes of the Agreement and any Transaction be treated as a payment from the transferee to the transferor of an amount equal to the amount of the assured payment obligation.

3.3	Where any transfer of Securities under or for the purposes of the Agreement or any Transaction results, under the rules and procedures of the CGO Service, in a payment (whether under paragraph 3.2 above or otherwise) which is not required to be made by the Agreement or the terms of the relevant Transaction-

(a)	where the amount of the relevant payment is less than £100, the payment shall be treated as made by way of margin adjustment under paragraph 4 of the Agreement;

(b)	in any other case the party receiving such payment shall, unless the parties shall have agreed otherwise, cause an irrevocable payment in the same amount to be made to the other party for value the same day through the CHAPS system or another guaranteed payment system agreed between the parties.

3.4 (a)	Subject to and in accordance with the following provisions of this sub-paragraph, the parties may agree to enter into an overnight sale and repurchase transaction (a “DBV Transaction”) to be effected under the “delivery-by-value” facility of the CGO Service.

(b)	The Confirmation relating to a DBV Transaction -

(i)	shall specify the Transaction as a DBV Transaction;

(ii)	shall not describe the Purchased Securities;

(iii)	shall specify as the Purchase Price the consideration to be input in respect of the delivery of the Purchased Securities through the CGO Service;

(iv)	shall specify the pricing rate for the DBV Transaction.

(c)	The Purchased Securities under a DBV Transaction shall be such Securities (which may include Securities which are not gilt-edged securities) as shall be selected and delivered by the CGO Service on the apportionment of securities to the relevant delivery in accordance with the rules and procedures of the CGO Service.

(d)	The amount by which the Repurchase Price under a DBV Transaction exceeds the Purchase Price shall be paid by the Seller to the Buyer on the Repurchase Date on or as soon as practicable after the delivery of Equivalent Securities through the CGO Service from a securities account of the Buyer to a securities account of the Seller. Such payment shall be made through the CGO Service or outside the CGO Service in same day funds.

(e)	If on the Repurchase Date of a DBV Transaction Equivalent Securities are not delivered to the Seller by reason of the fact that -

(i)	either party’s membership of the CGO Service has been terminated or suspended; or

(ii)	overnight collateral chits issued by the CGO Service at the request of the Buyer have not been returned to the CGO Service on the Repurchase Date by the latest time fixed for such return by the rules and procedures of the CGO Service;

then, unless before the latest time for delivery of such Equivalent Securities under the rules and procedures of the CGO Service an Event of Default has occurred under paragraph 10 of the Agreement in respect of either Party, such non-delivery shall be deemed to constitute -

(A)	where the Buyer’s membership of the CGO Service has been terminated or suspended or sub-paragraph (ii) above applies, a failure by the Buyer to deliver Equivalent Securities on the Repurchase Date;

(B)	where the Seller’s membership of the CGO Service has been terminated or suspended, a failure by the Seller to pay the Repurchase Price on the Repurchase Date.

(f)	If after an Event of Default has occurred under paragraph 10 of the Agreement Equivalent Securities to the Purchased Securities are delivered to a securities account of the Seller against the creation of an assured payment obligation in accordance with the rules and procedures of the CGO Service notwithstanding the termination of the relevant DBV Transaction, such delivery shall give rise to the following obligations, each of which shall be conditional on the simultaneous performance of the other.

(i)	an obligation on the Seller to deliver to the Buyer on demand securities equivalent to the securities so delivered; and

(ii)	an obligation on the Buyer to pay to the Seller on demand a sum equal to the amount of the assured payment obligation so created.

3.5 (a)	The parties may agree to enter into a series of DBV Transactions to be confirmed by a single Confirmation, each such DBV Transaction being for the same Purchase Price and each such DBV Transaction other than the first commencing on the Repurchase Date of the previous Transaction. Such a series of DBV Transactions is in this paragraph referred to as -

(i)	an “Open DBV Repo” if the Repurchase Date of the last Transaction in the series is not specified in the Confirmation but it is instead provided that, if either Party gives to the other notice of not less than a stated period, the DBV Transaction which will be due for Termination on the date specified in the notice will be the last Transaction in the series and the series will be limited accordingly;

(ii)	a “Term DBV Repo” if the date on which the last Transaction in the series is due for Termination is specified in the Confirmation.

(b)	Subject to the following provisions of this sub-paragraph, paragraph 3.4 above shall apply in respect of each DBV Transaction forming part of an Open DBV Repo or a Term DBV Repo.

(c)	It shall not be necessary for any Transaction forming part of an Open DBV Repo or a Term DBV Repo to be evidenced by a separate Confirmation and, subject to sub-paragraph 3.5(d) below, each such Transaction shall be deemed to be entered into on the Repurchase Date of the preceding such Transaction.

(d)	Notwithstanding the preceding provisions of this sub-paragraph, a transaction which would otherwise be deemed to be entered into on any day and would form part of an Open DBV Repo or a Term DBV Repo shall be deemed not to be entered into if before the parties have taken the steps necessary to effect delivery of the Purchased Securities under that Transaction on that day in accordance with the rules and procedures of the CGO Service -

(i)	an Event of Default has occurred in relation to either party; or

(ii)	an earlier Transaction forming part of that Open DBV Repo or Term DBV Repo has been terminated under paragraph 10(e) or 10(f) of the Agreement.

(e)	In any case where sub-paragraph 3.5(d) above applies, no further Transaction forming part of the relevant Open DBV Repo or Term DBV Repo shall arise.

(f)	Subject to sub-paragraph 3.5(h) below, and save in so far as the Confirmation relating to an Open DBV Repo or Term DBV Repo may otherwise provide, that part (if any) of the Repurchase Price in respect of each Transaction in the relevant series (other than the last such Transaction) which exceeds the Purchase Price shall not be payable on the Repurchase Date, but shall instead be deferred until, and shall be payable on, the Repurchase Date of the last Transaction in the series. Such payment shall be made through the CGO Service or outside the CGO Service in same-day funds.

(g)	Any amount payable in respect of a Transaction forming part of an Open DBV Repo or Term DBV Repo payment of which has been deferred under sub-paragraph (f) above shall, until it is paid or the relevant Transaction is terminated under any provision of paragraph 10 of the Agreement, be treated for the purposes of paragraph 4(c) of the Agreement as if it were an amount payable under paragraph 5 of the Agreement.

(h)	If any Transaction forming part of an Open DBV Repo or Term DBV Repo is terminated under any provision of paragraph 10 of the Agreement, any amounts payable in respect of any earlier Transactions forming part of that Open DBV Repo or Term DBV Repo payment of which has been deferred under sub-paragraph 3.5(f) above shall become due and payable immediately.

4.	Transactions in partly-paid securities

4.1	This paragraph applies where -

(a)	the Purchased Securities under a Transaction are Securities on which a call or instalment remains to be paid; and

(b)	the due date for the payment of any such call or instalment occurs before the Termination of the Transaction.

4.2	The Seller shall pay to the Buyer, for value on or before the due date of the call or instalment, an amount equal to the call or instalment payable on that date in respect of Securities equivalent to the Purchased Securities.

4.3	No adjustment to the Repurchase Price shall be made in consequence of the call or instalment or of the payment made by the Seller under paragraph 4.2 above.

4.4	On and from the due date for the payment of the call or instalment the expression “Equivalent Securities” shall with respect to that Transaction be taken to mean Securities of the same issuer, forming part of the same issue and being of an identical type, nominal value, description and amount as the Purchased Securities but after payment of the call or instalment in question.

5.	Exercise of rights of conversion

5.1	This paragraph applies where the Purchased Securities under a Transaction are Securities in respect of which a right of conversion (whether arising under the terms of issue of the Securities or under a conversion offer made after such issue) becomes exercisable before the Termination of the Transaction.

5.2	The Seller may, not later than a reasonable period before the latest time for the exercise of the right of conversion, give to the Buyer written notice to the effect that, on Termination of the Transaction, it wishes to receive Securities in such form as will arise if the right of conversion is exercised or, in the case of a right of conversion which may be exercised in more than one manner, is exercised in such manner as is specified in the notice.

5.3	With effect from the latest time for the exercise of the right of conversion the expression “Equivalent Securities” shall be taken to mean -

(a)	if a notice has been given under paragraph 5.2 above not later than the time specified in that sub-paragraph, such amount of such Securities of such description as fall to be held by a holder of Securities of the same issuer, forming part of the same issue and being of an identical type, nominal value, description and amount as the Purchased Securities if he has exercised the right of conversion in the manner specified in the notice;

(b)	in any other case, such amount of Securities of such description as fall to be held by a holder of Securities of the same issuer, forming part of the same issue and being of an identical type, nominal value, description and amount as the Purchased Securities if he has not exercised the right of conversion.

6.	Termination of on demand Transactions

6.1	Paragraph 3(e) of the Agreement shall not apply, but shall be replaced by the following -

(e)	“In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur as soon as reasonably practicable after such demand or on such date (being at least one Business Day after that on which the demand is made) as may be specified in the demand; provided that, unless otherwise agreed between the Parties, a demand which is made before 10 a.m. on a Business Day may provide for Termination to occur not later than the close of business on that day.”

7.	Dividend entitlements: effect on margin provisions

7.1	This paragraph applies where -

(a)	the ex-dividend date for the payment of any dividend on any Purchased Securities occurs before the Termination of the relevant Transaction; or

(b)	the ex-dividend date for the payment of any dividend on any gilt-edged securities which have been delivered to a party as Margin Securities occurs before Equivalent Margin Securities have been delivered to the other party.

7.2	For the purposes of paragraph 4 of the Agreement -

(a)	where the paragraph 7.1(a) above applies, from the period from the ex-dividend date until the Termination of the Transaction, the Purchaser shall be deemed to have received a payment of Cash Margin equal to the amount of the dividend payable on the Purchased Securities by reference to that ex-dividend date;

(b)	where paragraph 7.1(b) above applies, the party which has received those Margin Securities shall, from the period from the ex-dividend date until Equivalent Margin Securities are delivered to the other party, be deemed to have received a payment of Cash Margin equal to the amount of the dividend payable on those Margin Securities by reference to that ex-dividend date.

ANNEX 1, Part 4

Additional Terms and Conditions relating to

European Economic and Monetary Union

1.	Interpretation

In this Annex -

“euro” means the currency of the member states of the European Union that adopt a single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union;

“euro unit”, “national currency unit” and “transitional period” have the meaning given to those terms in the European Council Regulation on the legal framework for the introduction of the euro which is expected to come into force 1 January 1999;

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

2.	Continuity of contract

The parties confirm that the introduction of the euro or the occurence or non-occurence of any other event associated with economic and monetary union in the European Community shall not have the effect of altering any term of the Agreement or discharging; or excusing performance under the Agreement or any Transaction thereunder, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction thereunder.

3.	Business Days

The parties agree that -

(a)	references in paragraph 2(d)(iv) of the Agreement to a day on which “banks are open for business in the principle financial centre” in relation to a national currency unit will be to a day on which banks are open for settling payments in the national currency unit in the principle financial centre of that national currency unit immediately prior to the start of the transitional period;

(b)	there shall be inserted at the end of paragrah 2(d)(iv) of the Agreement -

“(or, in the case of a payment denominated in euro, a day on which TARGET operates)”; and

(c)	the following words at the end of paragraph 2(d)(iv) of the Agreement shall be deleted with effect from 1 January 1999 -

“(or, in the case of ECU, a day on which ECU clearing operates)”.

4.	Equivalent Securities

The parties agree that for the purposes of paragraph 2(p) of the Agreement, Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or the nominal value of the Securities has changed in connection with such redenomination.

5.	Payment and Transfer

The parties agree that there shall be inserted at the end of paragraph 6(h) of the Agreement -

“For the purposes of this paragraph, amounts in euros (whether denominated in the euro unit or a national currency unit) shall be treated as being in the same currency only if those amounts are expressed in the euro unit or the same national currency unit.”.

ANNEX II

FORM OF CONFIRMATION

To:

From:

Date:

Subject: [Repurchase] [Buy/Sell]* Transaction

(Reference Number:)

Dear Sirs,

The purpose of this [letter]/[facsimile]/[telex] is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

This confirmation supplements and forms part of, and is subject to, the Global Master Repurchase Agreement as entered into between us as of [    ] as the same may be amended from time to time (the Agreement). All provisions contained in the Agreement govern this confirmation except as expressly modified below. Words and phrases defined in the Agreement and used in this confirmation shall have the same meaning herein as in the Agreement.

1.Contract Date:

2.Purchased Securities [state type[s] and nominal value[s]]:

3.CUSIP, CINS or other identifying number[s]:

4.Buyer:

5.Seller:

6.Purchase Date:

7.Purchase Price:

8.Contractual Currency:

[9.Repurchase Date]:*

[10.Terminable on demand]*

11.Pricing Rate:

[12.Sell Back Price:]

13.Buyer’s Bank Account[s] Details:

14.Seller’s Bank Account[s] Details:

[15.The Transaction is an Agency Transaction. [Name of Agent] is acting as agent for [name or identifier of Principal]]*

[16.Additional Terms]:

Yours faithfully,

*	Delete as appropriate.

ANNEX III

Buy/Sell Back Transactions

1.	In the event of any conflict between the terms of this Annex III and any other term of the Agreement, the terms in this Annex shall prevail.

2.	Each Transaction shall be identified at the time it is entered into and in the Confirmation relating to it as either a Repurchase Transaction or a Buy/Sell Back Transaction.

3.	In the case of a Buy/Sell Back Transaction the Confirmation delivered in accordance with paragraph 3 of the Agreement may consist of a single document in respect of both of the transactions which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transaction. Such Confirmations may be in the form of Annex II to the Agreement except that, subject to paragraph 5 below, such Confirmations shall not include the item specified in paragraph 10 of Annex II.

4.	The following definitions shall apply to Buy/Sell Back Transactions:

(i)	“Accrued Interest”, with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income Payment Date (whichever is the later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income Payment Date (as the case may be) to (but excluding) the next Income Payment Date or the maturity date (whichever is the earlier);

(ii)	“Sell Back Differential”, with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction) to the sum of (a) the Purchase Price and (b) Accrued Interest paid on the Purchase Date for such Transaction for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of calculation;

(iii)	“Sell Back Price”, with respect to any Buy/Sell Back Transaction, means:

(x)	in relation to the date originally specified by the parties as the Repurchase Date pursuant to paragraph 3(b)(iii) of the Agreement, the price agreed by the Parties in relation to that Buy/Sell Back Transaction, and

(y)	in any other case (including for the purposes of the application of paragraph 4 (margin maintenance) or paragraph 10 (Events of Default)) of the Agreement, the product of the formula (P + AI + D) - (IR + C), where -

P	=	the Purchase Price
AI	=	the amount, equal to Accrued Interest at the Purchase Date, paid under paragraph 8 of this Annex
D	=	the Sell Back Differential
IR	=	the amount of any Income in respect of the Purchased Securities payable by the issuer on or, in the case of registered Securities, by reference to, any date falling between the Purchase Date and the Repurchase Date
C	=	the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation

5.	When entering into a Buy/Sell Back Transaction the parties shall also agree the Sell Back Price and the Pricing Rate to apply in relation to that Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to that Buy/Sell Back Transaction.

6.	Buy/Sell Back Transactions shall not be terminable on demand.

7.	In the case of a Buy/Sell Back Transaction, the Purchase Price shall be quoted exclusive of Accrued Interest to the Purchase Date on the Purchased Securities and the Sell Back Price shall be quoted exclusive of Accrued Interest.

8.	For the purposes of paragraph 3(c) of the Agreement, in the case of a Buy/Sell Back Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the payment of the Purchase Price plus an amount equal to Accrued Interest to the Purchase Date on such Purchased Securities.

9.	In the case of a Buy/Sell Back Transaction, paragraph 3(f) of the Agreement shall not apply. Termination of such a Transaction will be effected on the Repurchase Date by transfer to Seller or its agent of Equivalent Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally scheduled by the parties pursuant to paragraph 3(b)(iii) of the Agreement, the Sell Back Price referred to in paragraph 4(iii)(x) of this Annex plus an amount equal to Accrued Interest to the Repurchase Date; and (ii) in any other case, the Sell Back Price referred to in paragraph 4(iii)(y) of this Annex.

10.	If the parties agree that a Buy/Sell Back Transaction is to be repriced in accordance with paragraph 4(i) of the Agreement, they shall at the time of such repricing agree the Purchase Price, the Sell Back Price and the Pricing Rate applicable to the Repriced Transaction.

11.	Paragraph 5 of the Agreement (relating to Income payments) shall not apply to Buy/Sell Back Transactions.

12.	References to “Repurchase Price” throughout the Agreement shall be construed as references to “Repurchase Price or the Sell Back Price, as the case may be”.

13.	In Paragraph 10(c)(i) of the Agreement (relating to Events of Default), the reference to the “Repurchase Prices” shall be construed as a reference to “Repurchase Prices and Sell Back Prices”.

ANNEX IV

Transactions entered into as agent

1. Subject to the following provisions of this Annex, either party may enter into Transactions as agent for a third person (a “Principal”), whether as custodian or investment manager or otherwise (a Transaction so entered into being an “Agency Transaction”). In this Annex the party entering into an Agency Transaction as agent is referred to as the “Agent” and the other party is referred to as the “other party”.

2. A party may enter into an Agency Transaction if, but only if- (a) it specifies that Transaction as an Agency Transaction at the time when it enters into it and in the Confirmation; (b) it enters into that Transaction on behalf of a single Principal whose identity is disclosed to the other party (whether by name or by reference to a code or identifier which the parties have agreed will be used to refer to a specified Principal) at the time when it enters into the Transaction; and (c) has at the time when the Transaction is entered into actual authority to enter into the Transaction on behalf of that Principal and to perform on behalf of that Principal all of that Principal’s obligations under the Agreement.

3. A transaction shall not be entered into under the Agreement and this Annex if both parties specify that they propose to enter into that transaction as an agent.

4. Each party undertakes that, if it enters as agent into an Agency Transaction, forthwith upon becoming aware – (a) of any event which constitutes an Act of insolvency with respect to the relevant Principal; or (b) of any breach of any of the warranties given in paragraph 8 below or of any event or circumstance which has the result that any such warranty would be untrue if repeated by reference to the current facts; it will inform the other party of that fact and will, if so required by the other party, furnish the other party with such additional information as the other party may reasonably request.

5. (a) Each Agency Transaction shall be a transaction between the relevant Principal and the other party and no person other than the relevant Principal and the other party shall be a party to or have any rights or obligations under an Agency Transaction. Without limiting the foregoing, the Agent shall not be liable as principal for the performance of an Agency Transaction, but this is without prejudice to any liability of the Agent under any other provision of this Annex. (b) All the provisions of the Agreement shall apply separately as between the other party and each Principal for whom the Agent has entered into an Agency Transaction or Agency Transactions as if each such Principal were a party to a separate agreement with the other party in all respects identical with the Agreement as supplemented by the provisions of this Annex other than this paragraph, but with the following additions and modifications—(i) if there occurs in relation to the Agent an Event of Default or an event which would constitute an Event of Default if the other party served a Default Notice or other written notice under any sub-paragraph of paragraph 10 of the Agreement, the other party shall be entitled by giving written notice to the Principal (which notice shall be validly given if given to the Agent in accordance with paragraph 14 of the Agreement) to declare that by reason of that event an Event of Default is to be treated as occurring in relation to the Principal. If the other party gives such a notice then an Event of Default shall be treated as occurring in relation to the Principal at the time when the notice is deemed to be given in accordance with paragraph 14 of the Agreement; (ii) if the Principal is neither incorporated nor has established a place of business in Great Britain, the Principal shall for the purposes of paragraph 17 of the Agreement as so applicable be deemed to have appointed as its agent to receive on its behalf service of process in the Courts of England the Agent, or if the Agent is neither incorporated nor has established a place of business in the United Kingdom, the person appointed by the Agent under paragraph 17 of the Agreement, or such other person as the Principal may from time to time specify in a written notice given to the other party. (c) The Agent shall do all such things and provide the other party with all such information as may be necessary to identify any Transaction Exposure which may arise in respect of any Principal. (d) The foregoing provisions do not affect the operation of the Agreement as between the other party and the Agent in respect of any Transactions into which the Agent may enter on its own account as a principal.

6. Paragraph 9(b) of the Agreement shall be deleted and replaced by the following- “(b) it will engage in this Agreement and the Transactions contemplated hereunder as principal or, subject to and in accordance with of Annex IV, as agent and the conditions referred to in Annex IV will be fulfilled in respect of each Transaction into which it enters as an agent;”.

7. At the beginning of the last sentence of paragraph 9 of the Agreement there shall be added the words “Subject to Annex IV,”.

8. Each party warrants to the other that it will, on every occasion on which it enters or purports to enter into a transaction as an Agency Transaction, be duly authorized to enter into that transaction on behalf of the person whom it specifies as the Principal in respect of that transaction and to perform on behalf of that person all the obligations of that person under the Agreement.

ANNEX V

NAMES AND ADDRESSES FOR COMMUNICATION BETWEEN PARTIES

1.	PARTY A

CITIGROUP GLOBAL MARKETS INC. AS AGENT FOR

CITIGROUP GLOBAL MARKETS LIMITED

Citigroup Centre

33 Canada Square

Canary Wharf

London E14 5LB

Settlements

Attn: Customer Services

Tel: 0171 721 2000

Fax: 0171 721 3516

Tlx: 886441

Repo Trading Desk

Tel: 0171 721 3406

Fax: 0171 721 2859

Tlx: 886441

Notices/Contract Issues

Attn: Finance Desk

Tel: 0171 721 3421

Fax: 0171 721 2831

Tlx: 886441

2.	PARTY B

Taberna Loan Holdings I, LLC

Attention: Jack Salmon and James Sebra

1818 Market Street

Philadelphia, PA 19103

Telephone: 215-861-7882/7887

Telefax: 215-861-7878

A copy of all notices made to Taberna Loan Holdings I, LLC should also be made to:

Taberna Realty Finance Trust

Attention: Siu Yan Chan, Esquire

450 Park Avenue, 23rd Floor

New York, NY 10022

Telephone: 212-735-1481

Telefax: 212-735-1499

ANNEX VI

NAME AND ADDRESS OF PARTY A’S AGENT FOR SERVICE OF PROCESS

CITIGROUP GLOBAL MARKETS INC. AS AGENT FOR

CITIGROUP GLOBAL MARKETS LIMITED

Citigroup Centre

Canada Square

London E14 5LB

ANNEX VII

NAME AND ADDRESS OF PARTY B’S AGENT FOR SERVICE OF PROCESS

AS REQUIRED IN CLAUSE 17

ANNEX IX

Net Paying Securities

The term “gross paying securities” shall be deleted from the title page, and in both the heading to the Agreement and paragraph 1(a) the phrase “other than equities, U.S. Treasury instruments and Net Paying Securities” shall be replaced by the phrase “other than equities and U.S. Treasury instruments”.

The definition of “Net Paying Securities” shall be deleted.

In Annex III (Buy/Sell Transactions) the following words shall be added at the end of the definition of the expression “IR”;

“ and for the avoidance of the doubt the reference to the amount of Income for these purposes shall be to an amount paid without withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.”

ANNEX VIII

Supplemental Terms and conditions for transactions in

Italian Domestic Purchased Securities

1.	In the event of Repurchase Transactions or Buy/Sell Back Transactions in Domestic Purchased Securities (as defined below) or in Italian Bonds (as defined below) whether or not such Italian Bonds fall within the definition of Domestic Purchased Securities, the following provisions shall apply and, where in conflict with any other term of the Agreement, including Annex III of the Agreement, they shall prevail.

2.	The following definition shall be added to paragraph 2 of the Agreement:

“Domesticated Purchased Securities” means Purchased Securities which are issued in Italy whether or not the issuer thereof is incorporated in Italy or has a presence in Italy.

3.	The following definitions shall replace the corresponding definitions contained in paragraph 4 of Annex III of the Agreement:

(i)	“Accrued Interest”, with respect to any Domestic Purchased Securities unpaid Income that has accrued during the period from (and excluding) the issue date or the last Income Payment Date (whichever is the later) in respect of such Domestic Purchased Securities to (and including) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and excluding) the issue date or the last Income Payment Date (as the case may be) to and including the next Income Payment Date or the maturity date (whichever is the earlier).

(ii)	“Sell Back Differential”, with respect to any Transaction in Domestic Purchased Securities as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction (on a 360 day basis, unless otherwise agreed between the parties for the Transaction) to the sum of (a) the Purchase Price and (b) Accrued Interest paid on the Purchase Date for such Transaction for the actual number of days during the period commencing on (and excluding) the Purchase Date for such Transaction and ending on (and including), the date of calculation.

4.	The settlement method in relation to Transactions in Domestic Purchased Securities shall be “in the clearing” (giornaliera titoli) unless the parties in the relevant Confirmation agree that such settlement method shall be “over the counter” (Conto Accentrato Titoli (CAT) copertura giornaliera) (such terms having the meanings specified in the relevant regulations issued by the Bank of Italy).

5.(a)	In connection with a Transaction in Domestic Purchased Securities, if Seller fails to deliver Domestic Purchased Securities to Buyer on the Purchase Date or Buyer fails to deliver Securities equivalent to Domestic Purchased Securities on the Repurchase Date and Buyer or, as the case may be, Seller (the affected party) elects to terminate the Transaction in accordance with paragraph 10(e)(iii) or, as the case may be paragraph 10(f)(iii) of the Agreement, the parties agree that for the purposes of paragraph 10(c):

(i)	if the affected party has at any time in the period beginning on the date on which the failure occurred and ending at the Default Valuation Time, purchased, whether by way of a repurchase transaction, buy and sell back transaction or otherwise, Securities forming part of the same issue and being of an identical type and description as those Purchased Securities or Equivalent Securities and in substantially the same amount as those Securities, the affected party shall, to the extent that it does not fall within paragraph 2(j), treat the cost of such purchase (including all reasonable costs, fees and expenses incurred in connection therewith) as the Default Market Value of those Securities;

(ii)	in calculating the Default Market Value, reasonable costs and expenses incurred in connection with a purchase of Securities under paragraph 2(j)(ii)(aa) or (bb) shall include:

(aa)	any costs imposed by the Bank of Italy as a result of the failure; and

(bb)	an amount equal to interest on the amount of any deposit which the affected party is required to make with the Bank of Italy at the greater of the Pricing Rate for the relevant Transaction and EURIBOR (on a 360 day basis, unless otherwise agreed by the parties to the Transaction) which shall be payable by the other party to the affected party.

(b)	If Buyer fails to deliver Equivalent Securities to Seller on the applicable Repurchase Date, Seller may by written notice to the other party, elect to adjust the Transaction in accordance with sub-paragraph (c) below.

(c)	The adjustment of a Transaction (the Original Transaction) under this sub-paragraph shall be effected as follows. The Original Transaction shall be terminated on the Repurchase Date for the Original Transaction and the parties shall be in deemed to enter into a new Transaction (the Replacement Transaction) in accordance with the following provisions:

(i)	the Purchase Date under the Replacement Transaction shall be the Repurchase Date under the Original Transaction;

(ii)	the Purchased Securities under the Replacement Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;

(iii)	the Purchase Price under the Replacement Transaction shall, unless otherwise agreed, be the Market Value of the Purchased Securities for that Transaction on the Purchase Date for the Replacement Transaction as determined by Seller;

(iv)	the Pricing Rate under the Replacement Transaction shall, unless otherwise agreed, be minus five per cent;

(v)	the Repurchase Date under the Replacement Transaction shall be the Business Day following the Purchase Date under the Replacement Transaction;

(vi)	the Margin Ratio and, subject as aforesaid, the other terms of the Replacement Transaction shall, unless otherwise agreed, be identical to those of the Original Transaction; and

(vii)	the obligations of the parties with respect to the delivery of the Purchased Securities and the Payment of the Purchase Price under the Replacement Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. If such net sum is payable by Seller to Buyer, that sum shall be payable on the Repurchase Date under the Replacement Transaction.

(d)	If on the Repurchase Date for any Transaction Buyer delivers to Seller part only of the Equivalent Securities which it should have delivered (the Delivered Securities and the part of the Equivalent Securities which Buyer has failed to deliver being the Undelivered Securities) Seller shall not be obliged to accept delivery of the Delivered Securities but instead may elect to terminate that Transaction in accordance with paragraph 10(f)(iii) of the Agreement, in which case sub-paragraph (a) above shall apply. If Seller does not accept delivery of the Delivered Securities, the provisions of sub-paragraph (e) below shall apply.

(e)	Where this paragraph applies, the Transaction (the Terminated Transaction) shall be terminated. Upon such termination, Buyer shall transfer to Seller or its agent the Delivered Securities against payment by Seller of the proportion of the Repurchase Price which corresponds to the Delivered Securities and the parties shall be deemed to enter into a new Transaction on the following terms:

(i)	the Purchase Date under the new Transaction shall be the Repurchase Date under the Terminated Transaction;

(ii)	the Purchased Securities under the new Transaction shall be Securities equivalent to the Undelivered Securities;

(iii)	the Purchase Price under the new Transaction shall be in the Market Value of the Undelivered Securities at the Purchase Date under the new Transaction as determined by Seller;

(iv)	the Repurchase Date under the new Transaction shall be the Business Day following the Purchase Date under the new Transaction;

(v)	the Pricing Rate under the new Transaction shall, unless otherwise agreed, be minus five per cent;

(vi)	the Margin Ratio and, subject as aforesaid, the other terms of the new Transaction shall, unless otherwise agreed, be identical to those of the Terminated Transaction; and

(vii)	the obligations of the parties with respect to the delivery of the Undelivered Securities and the payment of that part of the Repurchase Price which corresponds to the Underlying Securities under the Terminated Transaction shall be set off against their obligations with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the new Transaction and accordingly only a net cash sum shall be paid by Seller to Buyer. If such net sum is payable by Seller to Buyer, that sum shall be payable on the Repurchase Date under the Replacement Transaction.

6.	Transactions in Domestic Purchased Securities between an Italian resident and a counterparty which is not resident in Italy for Italian tax purposes (but excluding the foreign branches of entities incorporated in Italy) where the non-Italian party is Buyer, are subject to the then applicable withholding tax in accordance with the following formula applied to the amount of capital gains (as resulting from the following formula) realised unless otherwise provided in any applicable tax treaty.

(Pssnt – Pssnp) x Awtr x (360/gg) x (100/Pssnp)

Pssnt	= Prezzo supersecco netto a termine	Sell Back Price net of accrued interest and matured original issue discount

Pssnp	= Prezzo supersecco netto a pronti	Purchase price net of accrued interest and matured original issue discount

Awtr	= Tazzo della ritenuta d’imposta applicabile	Applicable withholding tax rate

gg	= Giorni di durata del Buy/Sell Back	number of days in the transaction (excluding the date of purchase and including the date of sell back)

To the extent that the withholding tax referred to above is applicable to Buyer and Seller is required to pay the amount of such withholding tax to the Italian tax authorities, Seller shall be entitled to deduct the amount of such tax from the Repurchase Price or, within ten days of the demand of Seller to make the relevant payment, Buyer shall reimburse Seller in respect of the amount required to be paid by it. Seller shall, upon demand by Buyer, provide Buyer with appropriate evidence of the amount of tax deducted and paid to he Italian tax authorities as Buyer may reasonably require to obtain any tax relief under any applicable tax treaty or to obtain any tax credit in respect of its income in the country in which it is resident or out of which it is acting.

7.	Paragraphs 3, 4(iii) and 5 to 13 (inclusive) of Annex III of the Agreement shall apply to Buy/Sell Back Transactions in Domestic Purchased Securities as if:

(a)	references to Buy/Sell Back Transactions shall be construed as references to Buy/Sell Back Transactions in Domestic Purchased Securities; and

(b)	references to Purchased Securities shall be construed as references to Domestic Purchased Securities;

8.	Unless otherwise agreed:

(a)	paragraph 5 of the Agreement shall apply without modification in respect of any payment of income in respect of Italian Bonds which could be received without a withholding or deduction on account of Italian tax being made at source by an owner of such Italian bonds which is a body corporate resident in Italy or in one of the jurisdictions listed in Decree of he Minister of finance of the Republic of Italy dated 4th September, 1996 issued pursuant to Legislative Decree no. 239 of 1st April, 1996 having an appropriate double tax treaty with Italy (whether or not either of the parties is such a body corporate);

(b)	paragraph 5 of the Agreement shall be modified, in its application to any payment of Income in respect of Italian Bonds other than such a payment falling within sub-paragraph (a) above, by deducting from the amount required to be transferred or credited under that paragraph an amount equal to any amount which would, on the assumption that Buyer owned the Italian Bonds at the relevant Income Payment Date, be withheld or deducted at source on account of Italian tax;

(c)	in relation to Buy/Sell Back Transactions in Italian Bonds, the amount “IR” in the formula for computing the Sell Back Price pursuant to paragraph 4(iii)(y) of Annex III of the Agreement shall be calculated on the same basis as the amount required to be transferred or credited pursuant to paragraph 5 is calculated in accordance with sub-paragraphs (a) and (b) above;

(d)	without prejudice to the provisions set out in the final sentence of paragraph 6 above in this Annex IX, neither party shall be obliged to deliver or transfer to the other, or to account to the other for, any tax credits or refunds to which it may become entitled in respect of Income on Italian Bonds; and

(e)	paragraph 11 (Tax Event) shall not apply to any Transaction by virtue of any Italian Bonds ceasing to be Securities in respect of which a deduction or withholding on account of Italian tax is required to be made in respect of a payment of Income to which an owner as is referred to in sub-paragraph (a) above.

For the purposes of this paragraph “Italian Bonds” means any Securities which are issued by the Italian government or local authorities (or the Securities which for Italian tax purposes are treated likewise) or by other entitles and to which the provisions of Legislative Decree no. 239 of 1st April, 1996, as amended granting a special tax treatment will apply.

ANNEX X

Supplemental Terms and Conditions for

Transactions with Citigroup Global Markets Limited

[Note: The additional wording below was recommended for inclusion in this Agreement by Legal Opinions.]

Paragraph references are to paragraphs in the Agreement. Reference to Party X applies to either Party A or Party B.

BARBADOS

(A)1.	This paragraph shall apply where Party X is a company incorporated or registered as external company under the Companies Act, Chapter 308 of the laws of Barbados or is a branch established or located in Barbados of a company incorporated or organized outside Barbados:

“Without limiting any other provisions of paragraphs 2(a) or 10 of the Agreement, in the case of Party X the following events shall constitute an Act of Insolvency:

(i)	the making by it of a fraudulent conveyance, gift, delivery or transfer of property;

(ii)	the making by it of any conveyance or transfer of property or the creation of any charge on any property which would under the Bankruptcy Act Chapter 303 of the laws of Barbados or any other enactment be void as a fraudulent preference if he were adjudged bankrupt;

(iii)	the execution against it by seizure of its goods under process in an action in any court and such goods have either been sold or held by the Marshal for twenty-one days (such twenty-one days being calculated in accordance with the provisions of the Bankruptcy Act);

(iv)	the giving of notice that it has suspended or is about to suspend payment of its debts; and

(v)	the declaration by any act that it is unable to meet its engagements.”

BAHRAIN

(B)	This paragraph shall apply where Party X is a company incorporated or organized under Laws of Bahrain or a branch established or located in Bahrain of a company incorporated or organized outside Bahrain:

(i)	the words “and in respect of Party X, adjudication by a court as to the date when Party X is deemed to suspend payment pursuant to Article 8 of the Bankruptcy and Composition Law of Bahrain, Decree Law no. 11/1987” shall be inserted immediately after the word “filing” in the last line of paragraph 2(a)(iv) of this Agreement.

(ii)	Notwithstanding any other provisions in the Agreement, all Transactions and all sums payable hereunder, from the time that they are entered into or from the time at which the payment obligation is incurred (as the case may be), shall constitute one single and integral account, the amount standing to the credit of which shall be a sum equal to the Net Exposure (if any) of one party to the other and such account shall be deemed to be in the name and favour of that party which has the Net Exposure to the other. To the extent permitted by applicable law, for the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

(iii)	For the avoidance of doubt, the provisions of paragraph (ii) above, shall be read and construed as applying to Transactions as between the Principal and the other party notwithstanding that any Transaction may be an Agency Transaction.”

BELGIUM

(C)	This paragraph shall apply where Party X is a company incorporated or organized under the laws of Belgium or a branch established or located in Belgium of a company incorporated or organized outside Belgium.

“Paragraph 2(a) is amended by inserting at the end of the paragraph the following: “(viii) the occurrence of an attachment whether conservatory or executory (saisie-arêt conservatoire or saisie arrêt exécution/bewaurend beslag onder derden or witvoerend beslag onder derden), of the sums owing to it from the other party;”

CANADA

(D)	This paragraph shall apply where Party X is a company incorporated or organized under the laws of Canada or a branch established or located in Ontario or Quebec of companies incorporated or organized outside Canada:

“Without limiting the provisions of paragraphs 2(a) or 10 of the Agreement, in respect of Party X:

(i)	the reference 2(a)(vi) to analogous proceedings shall include a reference to proceedings under the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) and to any corporate law proceedings with potential application to such party in the event of its insolvency: and

(ii)	the occurrence of such proceedings shall, upon the service of a Default Notice, constitute an Event of Default for the purpose of paragraph 10 of the Agreement.”

DENMARK

(E)	This paragraph shall apply where Party X is incorporated or organized under the laws of Denmark or a branch established or located in Denmark of a company incorporated or organized outside Denmark:

“In respect of Party X the occurrence of any Act of Insolvency shall constitute an immediate Event of Default and the service of written notice shall not be necessary.”

FEDERAL REPUBLIC OF GERMANY

(F)	This paragraph shall apply where Party X is a company or a commercial partnership (Handelsgessellscaft) or a cooperative society (Genossenschaft) incorporated or organized under the laws of the Federal Republic of Germany or a branch established or located in the Federal Republic of Germany of a company incorporated or organized outside the Federal Republic of Germany:

(i)	In this paragraph

“Konkursverfahren” means bankruptcy proceedings under the Bankruptcy Act (Konkursordnung) dated 18 February 1877, as amended and “Konkursverwalter” means a Konkursverwalter appointed under that Act;

“Vergleichsverfahren” means composition proceedings under the Composition Act (Vergleichsordnung) dated 26 February 1935, as amended and “Vergleichsverwalter” means a Vergleichsverwalter appointed under that Act;

“Gesamtvollstreckungsordnung” means the insolvency Act promulgated on 23 May 1991 in respect of the new federal states (Länder) of Germany, “Gesamtvollstreckungsverfahren” means insolvency proceedings instituted under that Act and “Verwalter” means a “Vergleichsverwalter” appointed under that Act;

“Insolvenzordung” means the Insolvency Act which is due to come into force in Germany in 1 January 1999, “Insolvenzverfahren” means insolvency proceedings instituted under the Act and “Insolvenzverwalter” means an “Insolvenzverwalter” appointed under that Act.

(ii)	Without limiting any other provision of Paragraph 2(a) or Paragraph 10 of the Agreement, in respect of Party X:

(a)	the references to an analogous officer in Paragraph 2(a)(iii) and (v) shall include a Konkursverwalter, a Vergleichsverwalter, a Verwalter under Gesamtvollstreckungsordnung and an Insolvenzverwalter;

(b)	the reference to any analogous proceeding in Paragraph 2(a)(iv) and (v) shall include a Konkursverfahren, a Vergleichsverfahren, a Gesamtvollstreckungsverfahren and an Insolvenzverfahren;

(c)	an Event of Default shall for the purposes of Paragraph 10 of the Agreement occur immediately, and without the need for the service of a Default Notice, if an application is made for the institution of Konkursverfahren, a Vergleichsverfahren, a Gesamtvollstreckungsverfahren or an Insolvenzverfahren or measures are taken pursuant to § 46a para. 1 of the German Banking Act (Kreditwesengesetz) or pursuant to § 89 para. 1 of the German Insurance Supervision Act (Versicherungsaufsichtsgesetz).

FINLAND

(G)	This paragraph shall apply where Party X is incorporated or organized under the laws of Finland or a branch established or located in Finland of a company incorporated or organized outside Finland:

“In respect of Party X -

(a)(i)	the passing of a resolution for the filing of an application for the institution of reorganization proceedings under the Act on Company Reorganization; and

(a)(ii)	the filing of an application for the institution of reorganization proceedings under the Act on Company Reorganization shall constitute an Act of Insolvency;

(b)	without limiting paragraph 10 of the Agreement, the occurrence of any Act of Insolvency referred to in paragraph G (a) above shall constitute an immediate Event of Default and the service of a Default Notice shall not be necessary.”

LUXEMBOURG

(H)	This paragraph shall apply where Party X is a company established under the laws of Luxembourg or a branch established or located in Luxembourg of a company established outside Luxembourg:

“Without limiting the provisions of paragraph 2 of the Agreement, the case of Party X, the reference in paragraphs 2(a)(iii) and (v) to any trustee, administrator or liquidator or analogous officer shall include:

(i)	any commissaire de surveillance appointed in the course of the admittance of such party to the regime of a sursis de paiement et gestion contrôlée under article 60 of the law of 5th April, 1993 on the financial sector or article 56 of the law of 6th December, 1991 on the insurance sector; and

(ii)	any commissaire appointed in the course of the admittance of such party to the regime of a gestion contrôlée et sursis de paiement under the Grand-Ducal decree of 24th May, 1935.”

NEW ZEALAND

(I)	This paragraph shall apply where Party X is a company incorporated or registered in New Zealand under the Companies Act 1993 ( The “Companies Act”) or a body corporate registered as an “overseas company” under the Companies Act or a corporation incorporated or formed under the laws of another jurisdiction with a branch or branches located in New Zealand but not registered as an “overseas company” under the Companies Act:

(a)	In the definition of “Act of Insolvency” in paragraph 2(a), “or” is inserted after paragraph 2(a)(vi) and a new paragraph 2(a)(vii) is inserted as follows:

“(vii)	it becoming subject to a recommendation made by the Securities Commission or the Reserve Bank of New Zealand to the relevant Minister supporting the appointment of a statutory manager;”

(b)	In paragraph 10(a)(iv), after “proceeding” in the second line, the following is inserted:

“, a recommendation supporting the appointment of a statutory manager”.”

SOUTH AFRICA

(J)	This paragraph shall apply where Party X is a company incorporated or organized under the laws of South Africa or a branch established or located in South Africa of a company incorporated or organized outside South Africa:

(i)	Without limiting any other provision of a paragraph 2(a) or paragraph 10 of the Agreement, in the case of Party X:

(a)	for the purposes of paragraph 2(a)(i), the reference to a reorganization, arrangement or composition with creditors shall include any reorganization, arrangement, compromise or composition with creditors or any class of creditors;

(b)	the reference in paragraph 2(a)(iv) to the presentation or filing of any petition shall include any issuing of or application for a petition and the reference to analogous proceeding shall include the provisional or final bankruptcy, winding-up or insolvency, curatorship under Banks Act, 1990 and any compromise or judicial management (whether provisional or final);

(c)	the reference to any analogous officer in paragraph 2(a)(v) shall include a judicial manager or curator; and

(d)	for the purposes of paragraph 10(a)(iv), if an Act of Insolvency occurs which is the presentation of a petition for winding-up or any analogous proceeding (including curatorship under Banks Act, 1990) or the appointment of a liquidator or analogous officer of the Defaulting Party, the non-Defaulting Party shall be required to serve a Default Notice on the Defaulting Party.

(ii)	Without limiting any other provision of paragraph 6 of the Agreement, in the case of Party X;

(a)	any reference in paragraph 6(f) to all right, title and interest in and to Securities shall include ownership of Securities; and

(b)	it is the intention of the parties that this Agreement will provide for the delivery of Securities on a future date. Accordingly, if in respect of any Transaction, the date referred to in the Confirmation as the Purchase Date is the same date as the date of the Confirmation, then, notwithstanding anything to the contrary in the Agreement or the Confirmation, the Purchase Date in respect of that Transaction shall be the first Business Day after the date of the Confirmation.”

SWEDEN

(K)	This paragraph shall apply where Party X is a limited liability company incorporated under the laws of Sweden:

For the avoidance of doubt, and without limiting any other provision of paragraph 2(a) or paragraph 10 of this Agreement, in respect of Party X:

(i)	the reference to “a liquidator or analogous officer” in paragraph 2(a)(iii) and (v) shall include a konkursförvaltare appointed under Swedish law; and

(ii)	an Event of Default shall accordingly, for the purposes of paragraph 10 of the Agreement be deemed to occur immediately, and without the service of a Default Notice, upon the appointment of a konkursförvaltare.”

SWITZERLAND

(L)	This paragraph shall apply where Party X is incorporated and organized under the Laws of Switzerland or a branch established or located in Switzerland of a company incorporated or organized outside Switzerland:

“In respect of Party X:

(i)	the adjudication of bankruptcy (“Konkurseröffnung”) shall constitute an Act of Insolvency;

(ii)	without limiting paragraph 10(a)(iv) of the Agreement, the occurrence of any Act of Insolvency referred to in sub-paragraph (i) above shall constitute and immediate Event of Default and the service of written notice shall not be necessary.”